UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2010

Atlas Pipeline Holdings, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 19, 2010, Atlas Pipeline Holdings, L.P. (the “Partnership”) entered into an Amended and Consolidated Note (the “Note”) with the Partnership’s parent, Atlas Energy, Inc, f/k/a Atlas America, Inc. (“ATLS”). The Note consolidates in one instrument the debt owed by the Partnership to ATLS under its $15 million subordinate note and the guaranty note, both dated June 1, 2009, and pursuant to ATLS’s advance of $16 million under its guaranty of the Partnership’s credit facility, which facility was repaid in full on April 13, 2010. The principal amount of the Note is $33,381,710; the interest rate is 12% per annum which, prior to demand by ATLS for cash payment, will be payable, at the Partnership’s option, by accruing such interest and adding the amount to the principal amount of the Note on a quarterly basis; and the Note is payable on demand.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Consolidated Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 2010	ATLAS PIPELINE HOLDINGS, L.P.

	By:	Atlas Pipeline Holdings GP, LLC, its general partner

	By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Its:	Chief Financial Officer

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